UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2026

Callan JMB Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42506	99-0931141
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

244 Flightline Drive
Spring Branch, Texas	78070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 438-0395

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CJMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Callan JMB Inc., a Nevada corporation (the “Company”) entered into a Common Stock Purchase Agreement, dated as of July 24, 2025 (the “Purchase Agreement”), with Hexstone Capital, LLC (the “Investor”), pursuant to which the Company, from time to time and at its discretion, may sell shares of its common stock, par value $0.001 per share (the “Common Stock”), to the Investor, subject to certain limitations and conditions set forth in the Purchase Agreement.

On March 10, 2026, the Company and the Investor entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”). The Amendment modifies the Purchase Agreement as follows:

●	Maturity Date. The Maturity Date has been extended to April 1, 2027.
●	Regular Purchase Price. The Regular Purchase Price has been revised to equal 95% of the lowest daily trading price of the Common Stock during the applicable Regular Purchase Measurement Period (reduced to 75% if the Common Stock is suspended from trading or delisted from the Principal Market following the Commencement Date).
●	Regular Purchase Measurement Period. The measurement period now begins on the day the Investor receives the applicable Purchase Notice and ends on the Trading Day on which aggregate dollar volume of Common Stock traded on the Principal Market equals five times the Purchase Amount, subject to a five Trading Day minimum. Volume calculation commences on the Trading Day immediately after the Investor receives the Pre-Settlement Regular Purchase Shares, with days on which Purchase Shares cannot be delivered or are not freely tradeable excluded from the calculation.
●	Leak-Out Provision. The Investor’s monthly resale limitation has been revised to the greater of (a) $25,000 per Trading Day and (b) 20.0% of the daily trading volume of the Common Stock as reported by Bloomberg, L.P. on the applicable Trading Day.

All other terms and conditions of the Purchase Agreement remain in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of Common Stock issuable under the Purchase Agreement, as amended, are registered pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-289849). The Company intends to file a prospectus supplement relating to the transactions contemplated by the Amendment in accordance with the rules and regulations of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 1 to Purchase Agreement, dated as of March 10, 2026, by and between Callan JMB Inc. and Hexstone Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2026	Callan JMB Inc.

	By:	/s/ Wayne Williams
	Name:	Wayne Williams
	Title:	Chief Executive Officer